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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2001 Stock Incentive Plan of our report dated January 23, 2001, with respect to the financial statements of New Visual Corporation for the years ended October 31, 2000 and 1999, appearing in the Annual Report on Form 10-KSB for the year ended October 31, 2000 filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.



/s/ Grassi & Co., CPAs, P.C.

Grassi & Co., CPAs, P.C.

New York, New York
August 30, 2001